Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-191102 of Sears Holdings Corporation on Form S-8 of our report dated June 30, 2014, relating to the financial statements and financial statement schedule of Sears Holdings Puerto Rico Savings Plan (the “Plan”) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 30, 2014